Exhibit 24

FORD MOTOR CREDIT COMPANY LLC
Certificate of Secretary
The undersigned, Marlene M. Martel, Secretary of FORD MOTOR CREDIT COMPANY LLC, a Delaware limited liability company (the “Company”), DOES HEREBY CERTIFY that the following resolutions were duly adopted by the Board of Directors of the Company by written consent dated as of February 6, 2026, and such resolutions have not been amended, modified, rescinded, or revoked and are in full force and effect on the date hereof.
WITNESS my hand and the seal of the Company this 6th day of February, 2026.

/s/ Marlene M. Martel
Marlene M. Martel
Secretary
(Company Seal)

Exhibit 24 (Continued)

FORD MOTOR CREDIT COMPANY LLC
RESOLUTIONS

RESOLVED, That preparation of an annual report of the Company on Form 10-K for the year ended December 31, 2025, including exhibits or financial statements and schedules and other documents in connection therewith (collectively, the “Annual Report”), to be filed with the Securities and Exchange Commission (the “Commission”) under the Securities Exchange Act of 1934, as amended, be and it hereby is in all respects authorized and approved; that the directors and appropriate officers of the Company, and each of them, be and hereby are authorized to sign and execute on their own behalf, or in the name and on behalf of the Company, or both, as the case may be, such Annual Report, and any and all amendments thereto, with such changes therein as such directors and officers may deem necessary, appropriate, or desirable, as conclusively evidenced by their execution thereof; and that the appropriate officers of the Company, and each of them, be and hereby are authorized to cause such Annual Report and any such amendments, so executed, to be filed with the Commission.

RESOLVED, That each officer and director who may be required to sign and execute such Annual Report or any amendment thereto or document in connection therewith (whether in the name and on behalf of the Company, or as an officer or director of the Company, or otherwise), be and hereby is authorized to execute a power of attorney appointing M.M. Martel, C.A. O'Callaghan, E.S. Okamura, D.J. Witten, C.A. Yee, and C.B. Ziegeler, and each of them, severally, as his or her true and lawful attorney or attorneys to sign in his or her name, place, and stead in any such capacity such Annual Report and any and all amendments thereto and documents in connection therewith, and to file the same with the Commission, each of said attorneys to have power to act with or without the other, and to have full power and authority to do and perform in the name and on behalf of each of said officers and directors who shall have executed such power of attorney, every act whatsoever which such attorneys, or any of them, may deem necessary, appropriate, or desirable to be done in connection therewith as fully and to all intents and purposes as such officers or directors might or could do in person.

Exhibit 24 (Continued)

POWER OF ATTORNEY WITH RESPECT TO
ANNUAL REPORT OF FORD MOTOR CREDIT COMPANY LLC ON
FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2025

Each of the undersigned, a director of FORD MOTOR CREDIT COMPANY LLC, does hereby constitute and appoint M.M. Martel, C.A. O'Callaghan, E.S. Okamura, D.J. Witten, C.A. Yee, and C.B. Ziegeler, and each of them, severally, as his or her true and lawful attorney and agent at any time and from time to time to do any and all acts and things and execute, in his or her name (whether on behalf of FORD MOTOR CREDIT COMPANY LLC, or as an officer or director of FORD MOTOR CREDIT COMPANY LLC, or by attesting the seal of FORD MOTOR CREDIT COMPANY LLC, or otherwise) any and all instruments which said attorney and agent may deem necessary or advisable in order to enable FORD MOTOR CREDIT COMPANY LLC to comply with the Securities Exchange Act of 1934, as amended, and any requirements of the Securities and Exchange Commission in respect thereof, in connection with the filing of the Annual Report of FORD MOTOR CREDIT COMPANY LLC on Form 10-K for the year ended December 31, 2025 and any and all amendments thereto, as heretofore duly authorized by the Board of Directors of FORD MOTOR CREDIT COMPANY LLC, including specifically but without limitation thereto, power and authority to sign his or her name (whether on behalf of FORD MOTOR CREDIT COMPANY LLC, or as an officer or director of FORD MOTOR CREDIT COMPANY LLC, or by attesting the seal of FORD MOTOR CREDIT COMPANY LLC, or otherwise) to such instruments and to such Annual Report and to any such amendments to be filed with the Securities and Exchange Commission, or any of the exhibits or financial statements and schedules filed therewith, and to file the same with the Securities and Exchange Commission; and such Director does hereby ratify and confirm all that said attorneys and agents, and each of them, shall do or cause to be done by virtue hereof. Any one of said attorneys and agents shall have, and may exercise, all the powers hereby conferred.

IN WITNESS WHEREOF, each of the undersigned has signed his or her name hereto as of the 6th day of February, 2026.

/s/ Michael Amend
Michael Amend

/s/ Sherry A. House
Sherry A. House

/s/ Geoffrey W. McLellan
Geoffrey W. McLellan

/s/ Cathy O'Callaghan
Cathy O'Callaghan

/s/ Eliane S. Okamura
Eliane S. Okamura

/s/ David A. Webb
David A. Webb